EXHIBIT 4.26

NOTE AND WARRANT AMENDMENT AND CONVERSION AGREEMENT

THIS NOTE AND WARRANT AMENDMENT AND CONVERSION AGREEMENT (this "Agreement") is entered into this __ day of _________, 2012, by and among AMP HOLDING INC., a Nevada corporation (the "Company"), and the party set forth on the signature page (the "Holder").

                                   WITNESSETH:

WHEREAS, the Company has issued to the Holder that certain Secured Convertible Debentures in the principal amount set forth on the signature page (the "Notes") which has accrued interest in the amount as set forth on the signature page and that certain Common Stock Purchase Warrant (the “Warrant”) to purchase shares of common stock of the Company as set forth on the signature page (“Warrant Shares”); and

WHEREAS, the parties hereto are entering into this Agreement to amend the Notes and the Warrant and to convert the Notes into shares of common stock (the “Common Stock”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.       Amendment of the Notes and the Warrant; Conversion of the Notes.

1.1.     Amendment of the Notes. The Parties hereby amend Section 3(a) of the Notes to provide that the entire unpaid principal amount of the Notes and any accrued interest thereon shall be convertible into Common Stock at the amended Conversion Rate (as defined in the Notes) of $0.20 per share.

1.2               Amendment of the Warrants. The parties hereby amend the Warrants to provide that the purchase price per share shall be reduced to $0.25.

1.3.     Automatic Conversion. Concurrent with the execution of this Agreement, as defined herein, the entire outstanding principal balance and all accrued interest of Holder's Notes shall automatically convert into that number of shares of Common Stock (such shares, hereinafter the "Conversion Shares") into shares of the Company’s common stock at an amended Conversion Rate of $0.20 per share.  The number of shares of Common Stock to be issued upon conversion of the principal and interest under the Notes is as set forth on the signature page (the “Conversion Shares”)

1.4.     Surrender of Notes; Issuance of New Certificates. The Holder shall deliver his original Note(s) to the Company for cancellation in exchange for the Conversion Shares. Promptly following the Company's receipt of the original Notes from the Holder, the Company, at its expense, shall deliver to the Holder, in the Holder's name, a certificate representing the number of fully paid and non-assessable Conversion Shares into which the Note has been converted

1.5.     Acknowledgement, Waiver of Rights. Upon the  Date hereof, the Holder acknowledges that upon the conversion of the Notes, as provided herein, the Notes will be fully satisfied as to all amounts due thereunder and the Holder shall have no claims against the Company arising from the Notes. To the extent any of the Notes are secured, any security agreements or financing statements relating to the obligations secured by the Notes shall terminate and the Holder or his agent shall promptly thereafter affect all filings necessary to terminate the security interests created thereunder and to return any collateral to the Company. The Holder further acknowledges that any agent appointed under any agreement shall have no further responsibilities or obligations pursuant thereto in connection with the Notes.

2.        Representations by Holder.

2.1   The Holder recognizes that the acquisition of the Conversion Shares involves a high degree of risk including, but not limited to, the following: (a) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (c) the Holder may not be able to liquidate its investment; (d) transferability of the Conversion Shares is extremely limited; (e) in the event of a disposition, the Holder could sustain the loss of its entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends; and (g) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Conversion Shares.

2.2  The Holder represents that the Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the Holder is able to bear the economic risk of an investment in the Conversion Shares.

2.3   The Holder hereby acknowledges and represents that (a) the Holder has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are thinly traded on the OTCBB or the Holder has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Holder and to all other prospective investors in the Units to evaluate the merits and risks of such an investment on the Holder’s behalf; (b) the Holder recognizes the highly speculative nature of this investment; and (c) the Holder is able to bear the economic risk that the Holder hereby assumes.

2.4   The Holder hereby acknowledges receipt and careful review of this Agreement, the reports filed with the SEC under the Securities Exchange Act of 1934, including all exhibits thereto and the Risk Factors included in our Form 10-K Annual Report filed with the Securities and Exchange Commission on April 4, 2012, and any documents which may have been made available upon request as reflected therein (collectively referred to as the “Offering Materials”) and hereby represents that the Holder has been furnished by the Company with all information regarding the Company any additional information that the Holder has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company.  Notwithstanding the foregoing, the Holder hereby confirms that it has not received from the Company nor is it in possession of any material nonpublic information relating to the Company and its operations.

2.5  The Holder consents to the placement of a legend on any certificate or other document evidencing the Common Stock that such Common Stock have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  The Holder is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

3.       Miscellaneous.

3.1.     Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior oral or written agreements between the parties hereto, and this Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by each party hereto.

3.2.     Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and their respective successors, assigns, heirs and administrators. Neither party hereto may assign its rights or obligations hereunder without the express written consent of the other party hereto. The New Investors shall be express third-party beneficiaries of this Agreement and shall have the right to enforce this Agreement against the Company and the Holder in their own right.

3.3.     Additional Documents. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

3.4.     Specific Performance. Each party hereto hereby acknowledges that the obligations created herein are unique and that the other parties hereto and the New Investors would suffer irreparable harm in the event of any breach of this Agreement by any party hereto for which money damages would not be an adequate remedy. Accordingly, each party hereto and the New Investors shall have the right to specific performance of this Agreement and to obtain injunctive relief in the event of any breach or threatened breach of the terms hereof by any party hereto in addition to any other remedies available at law or in equity. No one shall be obligated to post any bond or other security in connection with any action seeking specific performance of this Agreement or any other equitable remedy.

3.5.     Governing Law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of laws principles.

3.6.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and year first above written.

COMPANY:

AMP HOLDING INC.

By:
Name: Stephen Burns
Title: CEO

HOLDER:

(Signature)

(Print Name)

Principal Amount of Notes:

Interest:

Warrants:

Principal Shares:

Interest Shares:

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